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Exhibit 5.1

Collins Barrow Toronto LLP Collins Barrow Place 11 King Street West Suite 700, PO Box 27 Toronto, Ontario M5H 4C7 Canada T. 416.480.0160 F. 416.480.2646 www.collinsbarrow.com

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the use and incorporation by reference in this Registration Statement on Form F-10 of: (i) our report dated November 19, 2010 relating to the consolidated financial statements of SQI Diagnostics Inc. (the "Company") and (ii) our report dated July 4, 2011, relating to the reconciliation of Canadian Generally Accepted Accounting Principles (GAAP) to United States GAAP for the years ended September 30, 2010 and 2009, both appearing in the Amended and Restated Short Form Base PREP Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Amended and Restated Short Form Base PREP Prospectus.

September 2, 2011	Collins Barrow Toronto LLP Licensed Public Accountants Chartered Accountants

This office is independently owned and operated by Collins Barrow Toronto LLP The Collins Barrow trademarks are used under License.

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS